SUBSCRIPTION AGREEMENT

between

Each Purchaser Identified on Exhibit A Hereto

each, a “Purchaser,” and collectively, the “Purchasers”

and

Greenidge Generation Holdings Inc.

“Issuer”

Dated as of July 19, 2026

Table of Contents

Page

ARTICLE 1	PURCHASE AND SALE OF THE SHARES	1
1.1	Purchase and Sale of the Shares.	1
1.2	Purchase Price.	1
1.3	Payment of Purchase Price.	2
1.4	Delivery of Shares.	2
1.5	Purchaser Exchange Act Filings	2

ARTICLE 2	REPRESENTATIONS AND WARRANTIES OF ISSUER	2
2.1	Listing.	2
2.2	SEC Reports.	2
2.3	No Material Adverse Change in Business.	2
2.4	Financial Statements.	3
2.5	Independent Accountants.	4
2.6	Good Standing of Issuer.	4
2.7	Subsidiaries.	4
2.8	Capitalization.	4
2.9	Shares.	5
2.10	Litigation.	5
2.11	No Conflicts.	5
2.12	Compliance with Laws; Permits and Orders.	5
2.13	Authorization.	6
2.14	Investment Company Act.	6
2.15	Registration Rights.	6
2.16	No Stabilization or Manipulation.	6
2.17	Property.	6
2.18	[Intentionally Omitted].	7
2.19	Environmental Laws.	7
2.20	Internal Accounting and Other Controls.	7
2.21	Disclosure Controls.	8
2.22	Insolvency; Financial Covenants.	8
2.23	Absence of Labor Dispute.	8
2.24	Use of Proceeds.	8
2.25	No Finder’s Fees.	9
2.26	Insurance.	9
2.27	Absence of Undisclosed Liabilities.	9
2.28	Taxes.	9
2.29	No Registration	9
2.30	Certain Information.	10

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF PURCHASERS	10
3.1	Authority.	10
3.2	Brokers and Finders.	10
3.3	Securities Act.	10
3.4	Beneficial Ownership of Class A Common Stock.	10
3.5	Availability of Funds.	10
3.6	Securities Offering Exemption	11
3.7	No Conflicts.	11
3.8	Legends.	11

ARTICLE 4	Conditions to Closing	12
4.1	Conditions to Each Purchaser’s Obligations.	12

-i-

Table of Contents

(continued)

Page

4.2	Conditions to Issuer’s Obligations.	13

ARTICLE 5	Additional Covenants	13
5.1	Confidentiality.	13
5.2	[Intentionally Omitted].	14
5.3	Approvals.	14
5.4	Registration and Other Rights.	14
5.5	Operation of Business.	14

ARTICLE 6	Termination	14
6.1	Termination.	14
6.2	Notice of Termination.	15
6.3	Effect of Termination.	15

ARTICLE 7	GENERAL PROVISIONS	15
7.1	Definitions.	15
7.2	Fees and Expenses.	19
7.3	Notices.	19
7.4	Assignment	20
7.5	No Benefit to Others.	20
7.6	Headings and Gender; Construction; Interpretation.	20
7.7	Counterparts.	20
7.8	Integration of Agreement.	21
7.9	Waiver.	21
7.10	Governing Law.	21
7.11	Partial Invalidity.	21
7.12	Survival.	22
7.13	Specific Enforcement.	22

EXHIBITS

Exhibit A Registration and Other Rights

-ii-

Subscription AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2026, between each purchaser identified on Exhibit A hereto (each, a “Purchaser,” and collectively, the Purchasers”) and Greenidge Generation Holdings Inc. (“Issuer”).

WHEREAS, Issuer desires to sell and each Purchaser (severally and not jointly) desires to purchase the number of shares (the “Shares”) of Issuer’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) set forth opposite such Purchaser’s name on Exhibit A hereto, for the consideration and on the terms set forth in this Agreement, which Shares will be offered and sold to such Purchaser in a private placement without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(a)(2) thereof and/or Regulation D thereunder;

WHEREAS, on the date hereof, Issuer has entered into subscription agreements (collectively, the “Other Subscription Agreements”) with (i) MIG REF II INFR, LLC (“MIG”), providing for (A) the issuance and sale by Issuer to MIG of $5,000,000 of shares of Class A Common Stock at the Per Share Purchase Price, (B) a 10% senior secured convertible note due 2029 (the “Convertible Note”) in the aggregate amount of $10,000,000, which shall be convertible into shares of Class A Common (the “Conversion Shares”), and (C) warrants (“Warrants”) to purchase shares of Class A Common Stock (“Warrant Shares”), (ii) Atlas GREE Investment Holdco LLC (“Atlas”), providing for the issuance and sale of an aggregate of $5,000,000 of shares of Class A Common Stock at the Per Share Purchase Price, and (iii) Conversant PIF Aggregator A LP (“Conversant”), providing for the issuance and sale of an aggregate of $5,950,000 of shares of Class A Common Stock at the Per Share Purchase Price, such sales to occur concurrently with the Closing;

WHEREAS, on the date hereof, the holders of a majority of the outstanding voting power of Issuer have provided the Stockholder Consent; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 7.1 of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 PURCHASE AND SALE OF THE SHARES

1.1   Purchase and Sale of the Shares.

On and subject to the terms and conditions of this Agreement, on the Closing Date, Issuer shall sell, and each Purchaser shall purchase, the Shares set forth opposite such Purchaser’s name on its respective Exhibit A attached hereto, free and clear of any and all Liens (other than those imposed by the Certificate of Incorporation and federal and state Laws). On and subject to the terms and conditions of this Agreement, the closing of the issuance, sale and purchase of the Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages (as applicable) on the third (3rd) Business Day following the satisfaction (or waiver) of the conditions set forth in ARTICLE 4 (other than those conditions that by their nature are to be first satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other time and place as Issuer and Required Purchasers may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

1.2   Purchase Price.

The aggregate purchase price for the Shares to be purchased by each Purchaser (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name on Exhibit A hereto, which amount equals (a) the product of (i) the purchase price per share for the Shares of $1.71 (the “Per Share Purchase Price”) and (ii) the number of Shares being purchased by such Purchaser.

1.3   Payment of Purchase Price.

Not later than the later of (a) five (5) Business Days prior to the anticipated Closing Date and (b) the third (3rd) Business Day following the date Issuer delivers notice of the anticipated Closing Date (provided that such notice shall not be delivered earlier than fifteen (15) Business Days prior to the anticipated Closing Date, as determined in good faith by Issuer), , each Purchaser shall deposit an amount in cash equal to the Purchase Price, by wire transfer in immediately available funds in U.S. dollars, into an escrow account with an escrow agent selected by Issuer (the “Escrow Agent”) pursuant to an escrow agreement to be entered into among Purchasers, Issuer and the Escrow Agent (the “Escrow Agreement”). The Purchase Price shall be released from escrow to Issuer on the Closing Date in accordance with the terms of the Escrow Agreement upon notice from Issuer that the conditions to closing set forth herein have been satisfied. A Federal Reserve Reference Number shall be requested of the Escrow Agent at the time of the transfer for the purpose of assisting Issuer in confirming receipt of the funds.

1.4   Delivery of Shares.

On the Closing Date, Issuer shall irrevocably instruct its transfer agent to record the issuance of the Shares to each Purchaser, in book-entry form pursuant to the transfer agent’s regular procedures, free and clear of all restrictive and other notations or legends except as provided in Section 3.8 hereof, and deliver, to the extent not previously delivered, the items required to be delivered by Issuer set forth in Section 4.1.

1.5   Purchaser Exchange Act Filings

Each Purchaser acknowledges that it shall be responsible for any filings required by it under Sections 13 or 16 of the Exchange Act in connection with the purchase or acquisition of any shares of Class A Common Stock.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, that:

2.1   Listing.

Issuer’s Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Nasdaq Global Select Market under the trading symbol “GREE.” Except as disclosed in the SEC Reports, Issuer is in compliance with the listing and maintenance requirements of the Nasdaq.

2.2   SEC Reports.

(a)    Except as set forth in the SEC Reports, Issuer has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports filed by Issuer under the Exchange Act during the 12 months preceding the date hereof, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by Issuer under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(b)   As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by Issuer complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by Issuer, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.3   No Material Adverse Change in Business.

Since December 31, 2025 and except as otherwise disclosed in the SEC Reports: (a) there has not occurred any material adverse change or any development that is reasonably likely to have a material adverse effect on the condition (financial, tax or otherwise), results of operations, business, properties or assets (tangible and intangible) of Issuer and its Subsidiaries considered as one enterprise (other than changes or developments relating to (i) changes in general economic conditions in the United States, other than changes which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (ii) the execution or the announcement of this Agreement and the Other Subscription Agreements, or the consummation of the transactions contemplated hereby and thereby, (iii) changes in GAAP or the accounting rules or regulations of the Commission, (iv) changes in conditions in the cryptocurrency mining, digital asset, datacenter ownership, operation or development, electric power generation or energy markets generally, other than changes which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (v) any decline in the market price or trading volume of the Class A Common Stock in and of itself (it being understood that the facts or circumstances underlying any such decline or change may be taken into account in determining whether a Material Adverse Effect has occurred), (vi) any failure by Issuer to meet any budgets, plans, projections or forecasts, in and of itself (it being understood that the facts or circumstances underlying any such failure may be taken into account in determining whether a Material Adverse Effect has occurred), (vii) any acts of war, armed conflict, military actions, terrorism or sabotage, other than such acts which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (viii) any hurricane, tornado, flood, earthquake, natural disaster, pandemic, epidemic or other act of God, other than such events which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, or (ix) any changes in applicable Law or regulation (other than changes in GAAP or the accounting rules or regulations of the Commission addressed in clause (iii) above)) (a “Material Adverse Effect”); (b) there has been no dividend or distribution of any kind declared, paid or made by Issuer on any class of its capital shares (other than a pro rata distribution to existing holders of shares of Class A Common Stock of rights to purchase additional shares, where each right entitles the holder thereof to purchase no more than one (1) additional share of Class A Common Stock); (c) there has not been an announcement by Issuer of an allegation made by a Governmental Body of fraud or malfeasance on the part of an Executive Officer of Issuer, without regard to its impact on the results of operations, business, properties or assets of Issuer and its Subsidiaries; and (d) there has not been an announcement by Issuer of a breach of a covenant in any indebtedness of Issuer, or an announcement of the receipt by Issuer of a notice of default issued by any lender of such indebtedness that (i) could reasonably be expected to have a Material Adverse Effect and (ii) has not been cured or waived at or prior to the Closing Date (any such Material Adverse Effect, declaration, payment or making of a dividend or distribution, or announcement contemplated by clauses (a) through (d), a “Material Adverse Change”).

2.4   Financial Statements.

The consolidated financial statements and supporting schedules of Issuer included in the SEC Reports (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the financial position of Issuer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the SEC Reports, said financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the supporting schedules, if any, included in the SEC Reports present fairly in all material respects the information required to be stated therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in the SEC Reports present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Regulation S-X under the Exchange Act with respect to real estate operations acquired or to be acquired, to the extent required under applicable Commission rules and regulations. The pro forma financial statements and the other pro forma financial information (including the notes thereto), included in the SEC Reports present fairly, in all material respects, the information set forth therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto), if any, are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. All material agreements to which Issuer or any of its Subsidiaries is a party or to which the property or assets of Issuer or any of its Subsidiaries are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

2.5   Independent Accountants.

MaloneBailey, LLP, which has expressed its opinion on the audited financial statements and related schedules included in the SEC Reports, is an independent registered public accounting firm within the meaning of the Securities Act.

2.6   Good Standing of Issuer.

Issuer has been duly organized and is validly existing and in good standing as a corporation under the Laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the SEC Reports; and Issuer is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to qualify and be in good standing could not reasonably be expected to have or result in a Material Adverse Effect.

2.7   Subsidiaries.

Each Subsidiary listed on Schedule 2.7 (“Significant Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the Laws of the jurisdiction of its incorporation or formation; has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation or limited liability company to transact business; and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify and be in good standing could not reasonably be expected to have or result in a Material Adverse Effect.

2.8   Capitalization.

(a)    On the date hereof, the authorized capital stock of Issuer consists of (i) 500,000,000 shares of common stock, par value $0.0001 per share, consisting of (A) 400,000,000 shares of Class A Common Stock, of which 15,400,548 shares are issued and outstanding and 3,993,899 shares are reserved for issuance pursuant to outstanding warrants and convertible securities (including 2,733,394 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”) issued and outstanding), and (B) 100,000,000 shares of Class B Common Stock, of which 2,733,394 shares are issued and outstanding; and (ii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which are issued and outstanding.

(b)   All of the issued and outstanding shares of capital stock of each class of Issuer on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. On the date hereof, except as disclosed in the SEC Reports and other than shares of Class A Common Stock reserved for issuance under Issuer’s equity compensation plans or arrangements for officers, directors and other Employees and outstanding convertible securities and warrants, no shares of the capital stock of Issuer are reserved for issuance. On the date hereof, except as disclosed in the SEC Reports and other than the Shares, the Convertible Note, the Conversion Shares, the Warrants, the Warrant Shares, the shares of Class A Common Stock to be issued pursuant to the Other Subscription Agreements, and shares of Class A Common Stock to be issued under Issuer’s equity compensation plans or arrangements for officers, directors and other Employees, or outstanding convertible securities and warrants, Issuer has no obligation to issue any additional shares of its capital stock, or securities convertible into or exchangeable for shares of its capital stock. None of the shares of capital stock of Issuer outstanding on the date hereof has been issued in violation of any preemptive rights of the current or past shareholders of Issuer. On the date hereof, except as disclosed in the SEC Reports and other than as set forth above, no rights relating to the purchase of capital stock of any class or series of Issuer are issued or outstanding nor are there any agreements, written or oral, providing for the issuance of any rights relating to the capital stock of any class or series of Issuer.

(c)    All of the issued and outstanding capital stock or membership interests of Issuer’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by Issuer, free and clear of any Liens, except as set forth in the SEC Reports and except for such Liens that could not reasonably be expected to have or result in a Material Adverse Effect.

2.9   Shares.

The Shares have been duly authorized for issuance and sale pursuant to this Agreement, subject to the effectiveness of the Stockholder Consent. When issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, the Shares will be validly issued, fully paid and non-assessable and will be issued in compliance with federal and state securities Laws. None of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Issuer.

2.10   Litigation.

There is no Litigation before or by any court or other Governmental Body currently pending, or, to the knowledge of Issuer, threatened against or adversely affecting Issuer or its Subsidiaries, their business or any of their respective assets or properties, at law or in equity, which is required to be disclosed in the SEC Reports (other than as disclosed therein), and which could reasonably be expected to have or result in a Material Adverse Effect or would materially and adversely affect the consummation of this Agreement or the transactions contemplated herein.

2.11   No Conflicts.

Neither Issuer nor any of its Subsidiaries is in violation of its respective certificate or articles of incorporation or similar organizational document, or its bylaws or similar operating document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its respective properties may be bound, where such defaults could reasonably be expected to have or result in a Material Adverse Effect; and the execution and delivery of this Agreement and the Other Agreements have been authorized by all necessary corporate action of Issuer, and following the effectiveness of the Stockholder Consent, the consummation of the issuance and sale of the Shares contemplated hereby, and the issuance and sale of the Convertible Note, the Conversion Shares, the Warrants, the Warrant Shares, and the shares of Class A Common Stock contemplated by the Other Subscription Agreements, will have been duly authorized by all necessary corporate action of Issuer. Compliance by Issuer with its obligations hereunder and the Other Agreements will not conflict with or constitute a breach of, or default under (or constitute a default which with the passage of time or giving of notice, or both, would constitute an event of a default), or result in the creation or imposition of any Lien (other than Liens created by the Other Agreements) upon any properties or assets of Issuer or its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Issuer or any of its Subsidiaries is a party or by which it may be bound or to which any of the properties or assets of Issuer or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of their respective certificates of incorporation or similar organizational documents, or their respective bylaws or similar operating documents, as the case may be, or, to the knowledge of Issuer, any Law or Order. No Consent or Order of any court or Governmental Body is required for the consummation by Issuer of the issuance and sale of the securities contemplated by this Agreement and the Other Subscription Agreements, except (i) such as has been or will be obtained or as may be required under the Securities Act, the Exchange Act and state securities Laws in connection with the transactions contemplated hereby and (ii) any Consent or Order, the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to be material to Issuer and its Subsidiaries, taken as a whole, or prevent, or materially and adversely affect, the consummation of this Agreement or the transactions contemplated herein.

2.12   Compliance with Laws; Permits and Orders.

Neither Issuer nor any of its Subsidiaries is engaged in any activity or has omitted to take any action that is or creates a violation of any Law applicable to Issuer or such Subsidiary, except where such violation could not reasonably be expected to have or result in a Material Adverse Effect. Neither Issuer nor any of its Subsidiaries is subject to any Order which has had or could reasonably be expected to have or result in a Material Adverse Effect. Except as disclosed in the SEC Reports, Issuer and its Subsidiaries possess all Permits necessary for the lawful operation of their business as presently conducted and are in compliance with all such Permits and all applicable Laws and Orders where a failure to have such Permits or to so comply could reasonably be expected to have or result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither Issuer nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Issuer, no officer, director or Employee of Issuer or any of its Subsidiaries is subject to any Order that prohibits such officer, director or Employee from engaging in or continuing any conduct, activity, or practice relating to Issuer, its Subsidiaries or their respective businesses except where such prohibition could not reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Issuer, neither Issuer nor any of its Subsidiaries has at any time during the last five years (a) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of Law or (b) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by the Laws of the United States or any jurisdiction thereof. Except as disclosed in the SEC Reports, neither Issuer nor any of its Subsidiaries has received at any time any written notice or other written communication from any Governmental Body or any other Person regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or (b) any actual, alleged, possible, or potential obligation on the part of Issuer or any of its Subsidiaries to undertake, or to bear all or any portion of any Liability related to, any non-environmental remedial action of any nature, where such violation or obligation could reasonably be expected to have or result in a Material Adverse Effect.

2.13   Authorization.

Issuer’s Board of Directors has approved this Agreement and the Other Agreements and the transactions contemplated hereby and thereby. Issuer has the full right, power and authority to execute and deliver this Agreement and the Other Agreements and, upon effectiveness of the Stockholder Consent, to perform its obligations under this Agreement and the Other Agreements, including the issuance and sale of the Shares pursuant to this Agreement. Other than the Stockholder Consent, no approval of Issuer’s stockholders is required to consummate the transactions contemplated by this Agreement and the Other Agreements. This Agreement and the Other Subscription Agreements represent, and when executed and delivered by the parties thereto at the Closing, the Other Agreements will represent, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, by the exercise of judicial discretion in accordance with equitable principles and by public policy to the extent that any provision relates to indemnification, contribution or exculpation.

2.14   Investment Company Act.

Neither Issuer nor any of its Subsidiaries is, or will be immediately after the consummation of the issuance and sale of the Shares contemplated by this Agreement, or the issuance and sale of the Convertible Note, the Warrants, and the shares of Class A Common Stock contemplated by the Other Subscription Agreements, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

2.15   Registration Rights.

There are no Persons with registration or other similar rights to have any equity or debt securities of Issuer or any affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights contained in the investor rights agreements (the “Other Investor Rights Agreements”), to be dated on or about the Closing Date in connection with the Other Subscription Agreements.

2.16   No Stabilization or Manipulation.

None of Issuer or any of its Subsidiaries or, to Issuer’s knowledge, any of the officers and directors thereof acting on Issuer’s or such Subsidiaries’ behalf has taken, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock.

2.17   Property.

Except as described in the SEC Reports (a) Issuer or its Subsidiaries have good and marketable title or leasehold interest, as the case may be, to the Properties described in the SEC Reports as being owned by Issuer or its Subsidiaries, in each case free and clear of all Liens and defects (collectively, “Defects”), except where such Defects, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect, (b) none of Issuer, its Subsidiaries or, to the knowledge of Issuer, any lessee of any of the Properties is in default under any of the leases governing the Properties, except such defaults that could not reasonably be expected to have or result in a Material Adverse Effect, and Issuer does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that could not reasonably be expected to have or result in a Material Adverse Effect, (c) neither Issuer nor any Subsidiary has received written notice of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction or access to the Properties, except such proceedings, changes, or actions that could not reasonably be expected to have or result in a Material Adverse Effect, (d) Issuer or its Subsidiaries each own or lease or otherwise possess the rights to use all material real or personal property necessary for use in the conduct of its business, and (e) Issuer and its Subsidiaries have good and valid title to all other owned real or personal property and valid leasehold interests in all other leased real or personal property, in each case free and clear of all Defects except for such Defects that could not reasonably be expected to have or result in a Material Adverse Effect.

2.18   [Intentionally Omitted].

2.19   Environmental Laws.

Except as disclosed in the SEC Reports, (a) with respect to the Properties there (i) is no presence of any Hazardous Materials in violation of or in a manner that would give rise to Liability under Environmental Laws, and (ii) are no spills, releases, emissions, discharges or disposals of Hazardous Materials in violation of or in a manner that would give rise to Liability under Environmental Laws or any contract that have occurred or are presently occurring, which presence or occurrence in (i) or (ii) above could reasonably be expected to have or result in a Material Adverse Effect; (b) Issuer and each of its Subsidiaries have not (i) failed to comply with applicable Environmental Laws except where such failure could not reasonably be expected to have or result in a Material Adverse Effect, (ii) received any written notice of a claim or Liability pursuant to any Environmental Law or pertaining to Hazardous Materials that could reasonably be expected to have or result in a Material Adverse Effect, (iii) received any written notice of any Governmental Body claiming any violation of or Liability relating to any Environmental Law that could reasonably be expected to have or result in a Material Adverse Effect, (iv) received any written notice of the inclusion or proposed inclusion of any Property on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., by the EPA, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, or on any similar list published by any Governmental Body of contaminated sites potentially requiring removal, remediation, or response action pursuant to any other Environmental Law, except where such inclusion could not reasonably be expected to have or result in a Material Adverse Effect, or (v) otherwise become subject to any Liability relating to any Environmental Law or Hazardous Material, except as could not reasonably be expected to have or result in a Material Adverse Effect; (c) Issuer and each of its Subsidiaries have received and are and have been in compliance with all Environmental Permits in connection with Issuer’s and each of its Subsidiaries’ operation and use of the Properties, except where such noncompliance could not reasonably be expected to have or result in a Material Adverse Effect, and (d) neither Issuer nor any of its Subsidiaries has assumed, undertaken, agreed to provide indemnification for or otherwise become subject to any Liability of any other Person relating to or arising from any Environmental Law or any Hazardous Material, except as could not reasonably be expected to have or result in a Material Adverse Effect.

2.20   Internal Accounting and Other Controls.

Issuer and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Issuer has no material weaknesses in its internal control over financial reporting and, except as described in the SEC Reports, since the end of Issuer’s most recent audited fiscal year, there has been no change in Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Issuer’s internal control over financial reporting.

2.21   Disclosure Controls.

Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act.

2.22   Insolvency; Financial Covenants.

(a)    After giving effect to the issuance and sale of the Shares contemplated by this Agreement and the issuance and sale of the Convertible Note and the shares of Class A Common Stock contemplated by the Other Subscription Agreements and the application of the proceeds thereof to redeem Issuer’s outstanding 8.50% Senior Notes due 2026 (the “2026 Notes”), neither Issuer nor any of its Subsidiaries will: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay as they become due.

(b)   As of the date of this Agreement, Issuer has no knowledge of any facts or circumstances that would reasonably be expected to cause MaloneBailey, LLP to issue an opinion with respect to Issuer’s financial statements as of and for the year ending December 31, 2026 that contains a “going concern” determination, after giving effect to the transactions contemplated by this Agreement and the Other Subscription Agreements (including the redemption of the 2026 Notes); provided that no representation is made as to what conclusions MaloneBailey, LLP will ultimately reach or as to the future financial performance of Issuer.

(c)    After giving effect to the transactions contemplated by this Agreement and the Other Subscription Agreements, neither Issuer nor any of its Subsidiaries is or will be in breach of any financial covenant contained in any indebtedness that could reasonably be expected to have or result in a Material Adverse Effect; nor does Issuer have knowledge of any existing condition, including the transactions contemplated by this Agreement, that will, with the passage of time, result in a default under any indebtedness in an amount exceeding $2,000,000.

2.23   Absence of Labor Dispute.

Except as disclosed in the SEC Reports, and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (a) neither Issuer nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is (i) no unfair labor practice complaint pending or, to the best knowledge of Issuer, threatened against Issuer or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of Issuer, threatened against Issuer or any of its Subsidiaries, and (iii) no union representation dispute currently existing concerning the employees of Issuer or any of its Subsidiaries; and (c) to the best knowledge of Issuer, (i) no union organizing activities are currently taking place concerning the employees of Issuer or any of its Subsidiaries and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of Issuer or any of its Subsidiaries.

2.24   Use of Proceeds.

Issuer shall use the proceeds received from the issuance and sale of the Shares contemplated hereby, together with the proceeds received from the issuance and sale of the Convertible Note and the shares of Class A Common Stock contemplated by the Other Subscription Agreements, for the purpose of redeeming the 2026 Notes. Any proceeds that remain following such repayment shall be used for general corporate purposes, including to fund the predevelopment of Issuer’s operations located in Dresden, New York, and Columbus, Mississippi.

2.25   No Finder’s Fees.

Issuer has not incurred (directly or indirectly) nor shall it incur, directly or indirectly, any Liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement, the Other Subscription Agreements or the transactions contemplated hereby or thereby.

2.26   Insurance.

Except as disclosed in the SEC Reports, Issuer and its Subsidiaries, their assets and properties and their Employees are insured under various policies of general liability and other forms of insurance, which policies are of the type and in the amounts customary and adequate for their business.

2.27   Absence of Undisclosed Liabilities.

Except as (a) reflected or reserved against in the most recent consolidated balance sheet of Issuer included in the SEC Reports, (b) disclosed in the SEC Reports, or (c) incurred in the ordinary course of business since the date of the most recent balance sheet included in the SEC Reports not exceeding $1,250,000 in the aggregate, neither Issuer nor any of its Subsidiaries has any material Undisclosed Liabilities.

2.28   Taxes.

(a)    Except as described in the SEC Reports, all Tax Returns required to be filed by or on behalf of Issuer or any Subsidiary have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete, and correct in all respects, except, other than with respect to federal income Tax Returns of Issuer, where such failure to file or failure to be true, complete, and correct could not reasonably be expected to have or result in a Material Adverse Effect. All Taxes payable by or on behalf of Issuer or any Subsidiary have been fully and timely paid (whether or not shown on any Tax Return), except where such failure to fully and/or timely pay could not reasonably be expected to have or result in a Material Adverse Effect. With respect to any period for which Tax Returns of or relating to Issuer or any of its Subsidiaries have not yet been filed or for which Taxes are not yet due or owing, Issuer has made due and sufficient accruals for such material Taxes on the face of the most recent balance sheet included in the financial statements of Issuer and on its Books and Records. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of Issuer and each Subsidiary, except where such failure to make such payments could not reasonably be expected to have or result in a Material Adverse Effect. There are no Liens as a result of any unpaid Taxes upon any of the assets of Issuer or any of its Subsidiaries, except for such Liens as could not reasonably be expected to have or result in a Material Adverse Effect. Except as described in the SEC Reports, neither Issuer nor any of its Subsidiaries is the subject of any audit, examination or other proceeding in respect of Taxes, and neither Issuer nor any of its Subsidiaries has received written notice that it is the subject of any audit, examination or other proceeding in respect of Taxes by any Taxing Authority. Except as described in the SEC Reports, no deficiencies for any Taxes have been proposed, asserted or assessed against Issuer or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except where such deficiencies could not reasonably be expected to have or result in a Material Adverse Effect.

(b)   Each of Issuer and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws, except where such failure to comply, withhold or pay could not reasonably be expected to have or result in a Material Adverse Effect.

2.29   No Registration.

(a)    Assuming the accuracy of the representations and warranties of Purchasers contained in ARTICLE 3 hereof and each Purchaser’s compliance with its agreements set forth herein, it is not necessary in connection with the offer, issuance, sale and delivery of the Shares in the manner contemplated by this Agreement to register the offer or sale of any of the Shares under the Securities Act.

(b)   Assuming the accuracy of the representations and warranties of the other investors party to the Other Subscription Agreements and their compliance with their respective agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the shares of Class A Common Stock in the manner contemplated by the Other Subscription Agreements to register the offer or sale of any of such shares of Class A Common Stock under the Securities Act.

2.30   Certain Information.

All written information provided by Issuer to Purchaser specifically in connection with the transactions contemplated by this Agreement that is not already included or incorporated by reference in the SEC Reports is, to the knowledge of Issuer, true and correct in all material respects as of the date provided; provided that (i) no representation or warranty is made with respect to any forward-looking statements, projections, estimates, budgets or other forward-looking information included in any such written information, and (ii) information included or incorporated by reference in the SEC Reports is governed exclusively by the representations and warranties set forth in Section 2.2. All Class A Common Stock being sold under the Other Subscription Agreements is being sold at the Per Share Purchase Price.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to Issuer, as of the date hereof and as of the Closing Date, as follows:

3.1   Authority.

Such Purchaser has full right, power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. This Agreement is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles. No Consent of any third party, or Consent or Order of any court or Governmental Body is required for the consummation by such Purchaser of the purchase of the securities contemplated by this Agreement.

3.2   Brokers and Finders.

Such Purchaser has not incurred any Liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement, and Issuer will not incur any Liability for any such fees or commissions as a result of any activities or agreements by such Purchaser in connection with the transactions contemplated by this Agreement.

3.3   Securities Act.

Such Purchaser is acquiring the Shares for its own account, for investment purposes and not with a view towards their distribution within the meaning of Section 2(a)(11) of the Securities Act in any manner that would be in violation of the Securities Act.

3.4   Beneficial Ownership of Class A Common Stock.

As of the date hereof, except as previously disclosed by Purchaser to Issuer in writing, such Purchaser is not the Beneficial Owner of (a) any Class A Common Stock or (b) any securities or other instruments representing the right to acquire Class A Common Stock.

3.5   Availability of Funds.

Such Purchaser has available cash in an amount sufficient for such Purchaser to pay the aggregate Purchase Price for the Shares and all fees, expenses and other amounts contemplated to be paid by such Purchaser in connection with the transactions contemplated by this Agreement.

3.6   Securities Offering Exemption

(a)    Such Purchaser is an “accredited investor” as defined in Rule 501(a)(3) under the Securities Act.

(b)   Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Issuer is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares without registration under the Securities Act.

(c)    Such Purchaser understands that its investment in the Shares involves risk. Such Purchaser (a) is able to fully bear the economic risk of an investment in the Shares, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Shares and (c) has had an opportunity to ask questions of and receive answers from the officers of Issuer concerning the financial condition and business of Issuer and other matters related to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its representatives shall modify, amend or affect such Purchaser’s right to rely on Issuer’s representations and warranties contained in ARTICLE 2 above. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(d)   Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)    Such Purchaser hereby represents that neither such Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

3.7   No Conflicts.

Neither the execution and delivery of this Agreement by such Purchaser, nor the performance by such Purchaser of its obligations hereunder or thereunder, nor the consummation by such Purchaser of the transactions contemplated hereby or thereby, will (a) if such Purchaser is not a natural person, conflict with or violate any provision of such Purchaser’s certificate of incorporation, certificate of formation, limited liability company agreement, partnership agreement, bylaws or other organizational documents, as applicable, (b) result in a violation of any applicable Law or Order, or (c) conflict with or violate any contract, agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties or assets is bound, except, with respect to clauses (b) and (c), for any violation or conflict which could not reasonably be expected to materially delay or hinder the ability of such Purchaser to perform its obligations under this Agreement.

3.8   Legends.

(a)    Such Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities Laws, any certificates or other instruments representing the Shares shall bear customary legends referencing such restrictions on transferability.

(b)   Notwithstanding the provisions in Section 3.8(a), and subject to the provision of representation letters from such Purchaser and its representatives as Issuer may reasonably require, certificates or instruments representing the Shares shall not contain any legend, (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Such Purchaser agrees that the removal of the restrictive legend from certificates or instruments representing such security as set forth in this Section 3.8(b) is predicated upon Issuer’s reliance that such Purchaser will sell any such security pursuant to either the registration requirements of the Securities Act or an exemption therefrom.

ARTICLE 4 Conditions to Closing

4.1   Conditions to Each Purchaser’s Obligations.

The obligations of each Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by such Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

(a)    The representations and warranties of Issuer contained in ARTICLE 2 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for (i) representations and warranties that speak as of a specific date (other than the Fundamental Representations), which shall be true and correct in all material respects as of such specific date, and (ii) the representations and warranties set forth in Section 2.6 (Good Standing of Issuer), Section 2.8 (Capitalization), Section 2.9 (Shares), Section 2.11 (No Conflicts), Section 2.13 (Authorization), Section 2.22(b) (Insolvency; Financial Covenants) and Section 2.29 (No Registration) (the “Fundamental Representations”), which shall be true and correct in all respects as of the date when made and, except that with respect to Section 2.8 (which speaks only as of the date hereof and shall not be required to be true and correct as of the Closing Date), as of the Closing Date); provided that, for purposes of this Section 4.1(a) (other than with respect to the Fundamental Representations), inaccuracies in representations and warranties shall be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)   Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)    Issuer shall have delivered to such Purchaser evidence of issuance of the Shares, as contemplated by Section 1.4, on the Closing Date.

(d)   Issuer shall have taken all steps necessary for the listing of the Shares on Nasdaq or such other national exchange on which the Class A Common Stock is listed; and the Shares shall have been approved for listing, on Nasdaq or such other national exchange on which the Class A Common Stock is listed, subject to official notice of issuance.

(e)    Issuer shall have delivered to such Purchaser copies of all authorizations, Orders or Consents of any Governmental Body and any other Third Party required to consummate the issuance and sale of the Shares to such Purchaser and the issuance and sale of the Convertible Note, the Conversion Shares, the Warrants, the Warrant Shares, and the shares of Class A Common Stock contemplated by the Other Subscription Agreements.

(f)     Issuer shall have delivered to such Purchaser a certificate of the Secretary or Assistant Secretary of Issuer containing a true and correct copy of the resolutions duly adopted by Issuer’s Board of Directors, approving and authorizing this Agreement and the Other Agreements, which certificate also certifies that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

(g)   Issuer shall have delivered to such Purchaser a certificate of incumbency of Issuer executed by the Secretary or Assistant Secretary of Issuer listing the officers of Issuer authorized to execute this Agreement, which certificate also certifies as to the authority of each such officer to execute the agreements, documents, and instruments on behalf of Issuer in connection with the consummation of the transactions contemplated hereby and thereby.

(h)   Issuer shall have delivered to such Purchaser (i) a copy of the Certificate of Incorporation of Issuer, certified as of a recent date by the Secretary of State of the State of Delaware, and a copy of the bylaws of Issuer, certified as of the date thereof by the Secretary or Assistant Secretary of Issuer; and (ii) copies of the certificate of incorporation or similar organizational document, as amended, of each Significant Subsidiary, certified as of a recent date by the Secretary of State of the state under the Laws of which the Significant Subsidiary is incorporated or organized, and copies of the bylaws or similar operating document of each Significant Subsidiary, as amended, certified as of the date thereof by the Secretary or Assistant Secretary of the Significant Subsidiary; and (iii) certificates of status, good standing or existence with respect to Issuer and each Significant Subsidiary from the Secretary of State of the state under the Laws of which Issuer or such Significant Subsidiary is incorporated or organized, as applicable, and of each other state in which Issuer is qualified or registered to do business, dated as of a recent date.

(i)     Issuer shall have delivered to such Purchaser the opinions of Raines Feldman Littrell LLP and Olshan Frome Wolosky LLP, and such other counsel, each as counsel to Issuer, relating to the matters set forth on Schedule 4.1(i).

(j)     The other transactions contemplated by the Other Subscription Agreements shall have been consummated in accordance with the terms of the Other Subscription Agreements no later than concurrently with the Closing hereunder.

(k)   There shall be no Order of any Governmental Body in effect as of the Closing that restrains, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and the Other Agreements.

(l)     Since the date of this Agreement, and after giving effect to the transactions contemplated by this Agreement and the Other Subscription Agreements, there shall not have occurred any Material Adverse Change that is continuing as of the Closing Date.

(m)     The Issuer shall have received gross proceeds of no less than $30,000,000 from the closing of the transactions contemplated by this Agreement and the Other Subscription Agreements.

4.2   Conditions to Issuer’s Obligations.

The obligations of Issuer to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by Issuer, on or prior to the Closing Date, of each of the following conditions precedent:

(a)    The representations and warranties of Purchaser contained in ARTICLE 3 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

(b)   Each Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)    Each Purchaser shall have delivered to Issuer the Purchase Price as contemplated by Section 1.3 on the Closing Date.

(d)   There shall be no Order of any Governmental Body in effect as of the Closing that restrains, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and the Other Agreements.

ARTICLE 5 Additional Covenants

5.1   Confidentiality.

Each Purchaser will, and will direct its Affiliates and its and their respective representatives to, keep confidential any Information concerning Issuer, its Subsidiaries or its Affiliates that may be furnished to such Purchaser, its Affiliates or their respective representatives by or on behalf of Issuer or any of its representatives pursuant to this Agreement, provided that the Information may be disclosed (a) to such Purchaser’s Affiliates, its and their, direct and indirect equityholders, limited partners or members and its and their respective representatives on a need-to-know basis (including in connection with investor reporting activities) (provided that such Purchaser’s Affiliates and the respective representatives agree to maintain the confidentiality of such Information and such Purchaser will remain liable for any damages arising out of a failure by such Purchaser’s Affiliates and the respective representatives to keep such Information confidential in accordance with the provisions hereof unless such Affiliate or representative has entered into a confidentiality agreement enforceable by Issuer), and (b) in the event that such Purchaser, any of its Affiliates or any of its or their respective representatives are requested or required by applicable Law, regulation, judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Information, in each of which instances such Purchaser, its Affiliates and its and their respective representatives, as the case may be, shall, to the extent legally permitted, provide notice to Issuer sufficiently in advance of any such disclosure so that Issuer will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure. Each Purchaser acknowledges that it is aware, and that it has advised and will advise its Affiliates and its and their respective representatives who receive the Information, that applicable securities laws prohibit any Person who has received material non-public information concerning Issuer from purchasing or selling securities of Issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and such Purchaser agrees to comply, and to cause its Affiliates and its and their respective representatives to comply, with all applicable federal and state securities laws with respect to the Information.

5.2   [Intentionally Omitted].

5.3   Approvals.

Pursuant to the written consent, dated the date hereof, of the holders of a majority of the voting power of Issuer, Issuer has obtained all requisite Consents of its stockholders for the issuance of the Shares, the Conversion Shares, the Warrant Shares, and the shares of Class A Common Stock to be issued pursuant to the Other Subscription Agreements (the “Stockholder Consent”). Promptly following the date of this Agreement, Issuer shall prepare and deliver to holders of its capital stock an Information Statement on Schedule 14C and such other information as may be necessary or appropriate regarding the Stockholder Consent pursuant to the Certificate of Incorporation, Issuer’s bylaws, Delaware law and the Exchange Act such that such Stockholder Consent shall be effective on the Closing Date.

5.4   Registration and Other Rights.

Purchasers shall be entitled to the registration and other rights set forth on Exhibit B hereto.

5.5   Operation of Business.

Except as required by applicable Law, as expressly contemplated by this Agreement, or as constitutes a Permitted Action (as defined below), during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 6.1), Issuer shall, and shall cause its Subsidiaries (including any guarantors or grantors to be party to the Other Agreements) to, operate their respective businesses in the ordinary course. Notwithstanding the foregoing, the following actions shall constitute “Permitted Actions” and shall not be deemed a breach of this Section 5.5: (a) the redemption of the 2026 Notes in accordance with Section 2.24; (b) the preparation and filing of the Schedule 14C Information Statement and any amendments thereto in connection with the Stockholder Consent; (c) the predevelopment of Issuer’s operations in Dresden, New York and Columbus, Mississippi in the ordinary course and consistent in scope with past practice and Issuer’s disclosed business plans; (d) actions required by applicable Law or the rules and regulations of the Commission or Nasdaq; (e) actions taken in good faith in response to any emergency or force majeure event affecting Issuer’s operations or properties; and (f) actions required or expressly permitted by this Agreement or the Other Agreements.

ARTICLE 6 Termination

6.1   Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)    with respect to any Purchaser, by the mutual written consent of Issuer and such Purchaser;

(b)   by any Purchaser (so long as such Purchaser is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement), if there has been a violation, breach or failure to perform by Issuer of any representation, warranty, covenant or agreement contained in this Agreement which violation, breach or failure to perform by Issuer would cause any condition set forth in Section 4.1 not to be satisfied and such (i) condition set forth in Section 4.1 is incapable of being satisfied by the Outside Date or (ii) violation, breach or failure to perform has not been cured on or prior to the earlier of (A) the date that is thirty (30) days from the date that Issuer was notified by such Purchaser in writing of such violation, breach or failure to perform or (B) the day prior to the Outside Date;

(c)    by Issuer, with respect to any Purchaser (so long as Issuer is not then in material breach of any representation, warranty, covenant or agreement of Issuer contained in this Agreement), if there has been a violation, breach or failure to perform by such Purchaser of any covenant, representation, warranty or agreement contained in this Agreement which violation, breach or failure to perform by such Purchaser would cause any condition set forth in Section 4.2 not to be satisfied and such (i) condition set forth in Section 4.2 is incapable of being satisfied by the Outside Date or (ii) violation, breach or failure to perform has not been cured on or prior to the earlier of (A) the date that is thirty (30) days from the date that such Purchaser was notified by Issuer in writing of such violation, breach or failure to perform or (B) the day prior to the Outside Date; or

(d)   by any Purchaser or Issuer, if the Closing has not been consummated on or before October 10, 2026 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 6.1(d) will not be available to any Party whose breach of this Agreement has been the proximate cause of the failure of the Closing to occur by the Outside Date.

6.2   Notice of Termination.

If this Agreement is terminated pursuant to Section 6.1, written notice of such termination shall be given by the terminating Party to the other Party (setting forth a reasonably detailed description of the basis on which such party is terminating this Agreement).

6.3   Effect of Termination.

In the event of a termination of this Agreement pursuant to Section 6.1 by any Purchaser or Issuer, this Agreement will become void and have no effect, without any liability or obligation on the part of such Purchaser or Issuer (or any other Person); provided, that, notwithstanding the foregoing, (a) no such termination shall relieve any Party hereto of any liability for common law actual (and not constructive) fraud or willful and material breach by such Party of this Agreement and (b) the provisions of Section 5.1, this Section 6.3 and ARTICLE 7 will survive any such termination of this Agreement.

ARTICLE 7 GENERAL PROVISIONS

7.1   Definitions.

(a)    The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Section
2026 Notes	2.22(a)
Agreement	Initial Paragraph
Atlas	Recitals
Class A Common Stock	Recitals
Class B Common Stock	2.8(a)
Commission	Recitals
Conversion Shares	Recitals
Conversant	Recitals
Convertible Note	Recitals
Closing	1.1
Closing Date	1.1
Defects	2.17
Escrow Agent	1.3
Escrow Agreement	1.3
Financing Statements	4.1(j)
Issuer	Initial Paragraph
Material Adverse Change	2.3
Material Adverse Effect	2.3
Other Investor Rights Agreements	2.15
Outside Date	6.1(d)
Permitted Actions	5.5
Permitted Exceptions	2.17
Per Share Purchase Price	1.2
Projections	2.30

Purchaser	Initial Paragraph
Purchasers	Initial Paragraph
Rule 506(d) Related Party	3.6(e)
SEC Reports	2.2
Securities Act	Recitals
Shares	Recitals
Significant Subsidiary	2.7
Stockholder Consent	5.3
Subscription Amount	1.3
Warrants	Recitals
Warrant Shares	Recitals

(b)   Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

(i)  Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person.

(ii)  Beneficial Owner” shall have the meaning ascribed to it under Rule 13d-3 of the Exchange Act. The terms “Beneficial Ownership,” “Beneficially Own,” and “Beneficially Owned” shall have the correlative meanings.

(iii)  Books and Records” means all existing data, databases, books, records, correspondence, business plans and projections, tenant and vendor lists, files and papers.

(iv)  Business Day” means any day on which national banks are open for business in the City of New York.

(v)  Certificate of Incorporation” means Issuer’s Second Amended and Restated Certificate of Incorporation, as amended effective May 16, 2023.

(vi)  Consent” means any consent, approval, authorization, clearance, exception, waiver or similar affirmation by any Person required pursuant to any contract, Law, Order, Permit or stock exchange rule.

(vii)  Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. “Controls” and “Controlled by” have correlative meanings.

(viii)  Employees” means all employees of Issuer or any Subsidiary of Issuer.

(ix)  Environmental Law” means any and all statutes, codes, laws (including common law), ordinances, agency rules, regulations, and reporting or licensing requirements relating to pollution or protection of human health (with respect to exposure to Hazardous Materials) or the environment (including ambient and indoor air, surface water, ground water, land surface or subsurface strata, soil, soil vapor, and natural resources and any other environmental media), or emissions, discharges, spills, releases, or threatened releases of, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, generation, presence, sale, importation, exportation, labeling, recycling or handling of, or exposure to any Hazardous Material, including, (A) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq.; (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq.; (C) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (D) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (E) the Clean Water Act (33 U.S.C. §1251 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (G) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (H) the Safe Drinking Water Act (41 U.S.C. §300f et seq.); (I) any state, county, municipal or local Laws similar or analogous to the federal Laws listed in parts (A)-(H) of this subparagraph, (J) any amendments to the Laws listed in parts (A)-(I) of this subparagraph, and (K) any Laws or Orders adopted pursuant to or implementing the Laws listed in parts (A)-(J) of this subparagraph.

(x)  Environmental Permits” means Permits, Licenses, approvals, Consents, Orders, and authorizations which are required under Environmental Laws in connection with Issuer’s operations and business or the ownership, use, or lease of Issuer’s assets or properties.

(xi)  EPA” means the United States Environmental Protection Agency.

(xii)  Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xiii)  Executive Officer” means, with respect to Issuer, any “officer” (as such term is defined in Rule 16a-1(f) under the Exchange Act) of Issuer.

(xiv)  GAAP” means generally accepted accounting principles as employed in the United States of America, applied consistently with prior periods and with Issuer’s historical practices and methods, provided that standards of materiality applicable to Issuer shall be employed without regard to standards of materiality used by Issuer in prior periods, and provided further, that Issuer’s historical practices and methods shall not be consistently applied to the extent they are not in accordance with GAAP.

(xv)  Governmental Body” means any government or governmental entity or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

(xvi)  Hazardous Materials” means any substance, material, or waste which is regulated or could give rise to liability under any Environmental Law, including any (A) asbestos or asbestos-containing materials, (B) petroleum or petroleum-containing or petroleum-derived materials, (C) radiation or radioactive materials, (D) harmful biological agents, including mold, (E) polychlorinated biphenyls, (F) per- and polyfluoroalkyl substances, and (G) any material, substance, or waste which is defined as a “hazardous waste,” “hazardous material,” “regulated substance,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “pollutant,” “toxic waste,” “toxic substance” or similar term under any Environmental Law.

(xvii)  Information” means information or documentation owned by Issuer which information may include, but is not necessarily limited to, financial data, business plans, personnel information (to the extent permitted under applicable Law), drawings, samples, devices, trade secrets, technical information, results of research and other data in either oral or written form; provided, however, that “Information” does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by a Purchaser or its representatives, (B) was lawfully within a Purchaser’s possession prior to its being furnished to a Purchaser by or on behalf of Issuer, provided further that the source of such information was not known by a Purchaser to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Issuer or any other Person with respect to such information, or (C) is developed by a Purchaser after initial disclosure by Issuer.

(xviii)  Investor” means each of Purchasers, MIG, and Atlas, together with their respective permitted assigns.

(xix)  IRS” means the Internal Revenue Service of the United States of America.

(xx)  Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any Governmental Body.

(xxi)  Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course of Business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.

(xxii)  License” means any license, franchise, notice, permit, easement, right, certificate, authorization, or approval to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

(xxiii)  Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, right of way, security interest, title retention or other security arrangement, on, or with respect to any property or property interest.

(xxiv)  Litigation” means any suit, action, administrative or other audit (other than regular audits of financial statements by outside auditors), proceeding, arbitration, cause of action, charge, claim, complaint, compliance review, criminal prosecution, grievance inquiry, hearing, inspection, investigation (governmental or otherwise), before any Governmental Body.

(xxv)  Nasdaq” means The Nasdaq Stock Market LLC.

(xxvi)  Order” means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Body to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

(xxvii)  Ordinary Course of Business” means the following: an action taken by a Person shall be deemed to have been taken in the Ordinary Course of Business only if that action: (A) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (B) does not require authorization by the shareholders of such Person (or by any Person or group of Persons exercising similar authority).

(xxviii)  Other Agreements” means the Other Subscription Agreements, the Other Investor Rights Agreements, the Convertible Note, the Warrants, and each other agreement contemplated by the Other Subscription Agreement between Issuer and MIG.

(xxix)  Party” means any party hereto and “Parties” means all parties hereto.

(xxx)  Permit” means any Governmental Body approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

(xxxi)  Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(xxxii)  Properties” means the properties and undeveloped land described in the SEC Reports as being owned by Issuer or its Subsidiaries (including, without limitation, properties and undeveloped land owned through unconsolidated joint ventures).

(xxxiii)  Required Investors” means the Purchasers that collectively represent a majority in aggregate amount of the purchase price for the shares of Class A Common Stock to be sold pursuant to this Agreement.

(xxxiv)  Subsidiary” of a Person means any business entity of which the Person either (A) owns or controls 50% or more of the outstanding equity securities, either directly or indirectly, (provided there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (B) in the case of partnerships, serves as a general partner, (C) in the case of a limited liability company, serves as a managing member, or (D) otherwise has the ability to elect a majority of the directors, trustees, managing members or others thereof.

(xxxv)  Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, License, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Body, including any interest, penalties, and additions imposed thereon or with respect thereto, and including Liability for the taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, by contract, or otherwise.

(xxxvi)  Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.

(xxxvii)  Taxing Authority” means the IRS and any other federal, state, local or foreign Governmental Body responsible for the administration of any Tax.

(xxxviii)  Third Party” means any Person other than a Party.

(xxxix)  Undisclosed Liabilities” means any Liability that is not fully reflected or reserved against in Issuer’s financial statements.

7.2   Fees and Expenses.

Except as otherwise specifically provided below or elsewhere in this Agreement, regardless of whether the transactions contemplated by this Agreement are consummated, Issuer and each Purchaser shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

7.3   Notices.

All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a), as follows:

If to Issuer:

1159 Pittsford-Victor Road, Suite 240
Pittsford, New York 14534
Attention: Chief Executive Officer
Telephone: ***
E-mail: ***

with a copy (which shall not constitute notice) to:

Raines Feldman Littrell LLP
1350 Avenue of the Americas
New York, New York 10019
Attention: Gregg Shulklapper
E-mail: ***

and

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention: Kenneth Silverman
E-mail: ***

If to any Purchaser:

To the address set forth for such Purchaser on the signature page attached hereto,

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 7.3. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by e-mail transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

7.4   Assignment

Any assignment under this Agreement by any of the Parties hereto shall be void, invalid and of no effect without the written consent of the other Party; provided, however, that any Purchaser may assign its rights under this Agreement, in whole or in part, to any Affiliate so long as the assignee(s) agree to be bound in writing by the terms and conditions of this Agreement; provided further that no such assignment shall relieve such Purchaser of any of its obligations hereunder, and such Purchaser shall remain jointly and severally liable with such assignee(s) for all obligations of such Purchaser under this Agreement.

7.5   No Benefit to Others.

The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any Third Party beneficiary or any other rights on any other Persons except as provided in Section 7.8(b).

7.6   Headings and Gender; Construction; Interpretation.

(a)    The table of contents and the captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Section” or “Article” shall be deemed to be references to a Section or Article of this Agreement.

(b)   Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Purchaser or Issuer, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

7.7   Counterparts.

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto.

7.8   Integration of Agreement.

(a)    This Agreement and the schedules, exhibits, and the other agreements between the Parties contemplated by this Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral and written, between the Parties with respect to the subject matter hereof.

(b)   This Agreement, or any provision hereof, may be changed, waived, discharged, supplemented, or terminated only by a written instrument duly executed by Issuer and the Required Investors, it being understood that any amendment or waiver effected in accordance with this Section 7.8(b) shall be binding upon each party to this Agreement. The failure or delay of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term of this Agreement or the inaccuracy or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

7.9   Waiver.

The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power, privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.10   Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York. The Parties agree and acknowledge that the State of New York has a reasonable relationship to the Parties and/or this Agreement. As to any dispute or Litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York. If jurisdiction is not present in federal court, then the Parties hereby agree and consent to the jurisdiction of the state courts of New York County, New York. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any Litigation brought in such court, (b) any claim that any Litigation brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

7.11   Partial Invalidity.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, the Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

7.12   Survival.

The covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby until fully performed. The Fundamental Representations (as defined in Section 4.1(a)) shall survive the Closing until the expiration of the applicable statute of limitations. All other representations and warranties made in this Agreement shall survive the Closing for a period of two (2) years following the Closing Date (the “Survival Period”), after which time such representations and warranties shall terminate and be of no further force or effect; provided that (a) any claim for breach of any representation or warranty that is asserted in writing prior to the expiration of the applicable Survival Period shall survive until such claim is finally resolved and (b) nothing herein shall limit any claim based on common law fraud or willful and material breach.

7.13   Specific Enforcement.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GREENIDGE GENERATION HOLDINGS INC.

By:
Name:	Jordan Kovler
Title:	Chief Executive Officer

COUNTERPART SIGNATURE PAGE

By executing this Counterpart Signature Page, the undersigned Purchaser: (a) agrees to subscribe for and purchase, and acknowledges that Issuer agrees to sell and issue to the undersigned, the number of Shares set forth on Exhibit A to the Agreement at the aggregate Purchase Price below, subject to the terms and conditions of this Agreement, effective as of the Closing Date; and (b) agrees that, from and after the Closing Date and subject to payment of the Purchase Price, the undersigned is entitled to all of the benefits under, and subject to all of the obligations, restrictions and limitations set forth in, this Agreement.

Aggregate Purchase Price[1]:

Number of Shares to be Acquired:	[To be determined based on Per Share Purchase Price]

FOR COMPLETION BY INVESTORS WHO ARE INDIVIDUALS:

Investor’s Name:
(print or type)

Signature:
(signature)

Address:

FOR COMPLETION BY INVESTORS WHO ARE NOT INDIVIDUALS:
(i.e., corporations, partnerships, limited liability companies, trusts or other entities)

Investor’s Name:
(print or type)

By:
(signature of authorized representative)

Name:
(print or type name of authorized representative)

Title:
(print or type title of authorized representative)

Address:

_______________________________

[1]	Final amount to be adjusted as necessary and set forth on Exhibit A to result in whole Shares being issued at the Per Share Purchase Price.

Exhibit B

Registration and Other Rights

1.      Shelf Registration Rights.

(a)    Shelf Registration. Within sixty (60) days after the Closing Date, the Issuer shall prepare and file with the Commission a Shelf Registration Statement under the Securities Act covering the resale of all Registrable Securities then outstanding or issuable pursuant to this Agreement. The Issuer shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after filing, and in no event later than the earlier of (A) sixty (60) days after filing (or ten (10) business days after the date on which Issuer is notified by the Commission that the Shelf Registration Statement will not be reviewed or is not subject to further review) and (B) one hundred twenty (120) days after the Closing Date. Notwithstanding the foregoing, the Issuer shall not be obligated to file a Shelf Registration Statement if the Issuer shall furnish to the Holders a certificate signed by the Issuer’s Chief Executive Officer stating that, in the good faith judgment of the Board (as evidenced by a written resolution of the Board), it would not be in the best interests of the Issuer and its stockholders generally for such Shelf Registration Statement to be filed, in which event the Issuer shall have the right to defer such filing for a period of not more than ninety (90) days after the otherwise applicable filing deadline; provided that such right shall be exercised by the Issuer not more than once in any twelve (12)-month period.

(b)   Earnings Window Deferral. Notwithstanding anything to the contrary in this Section 1, the Issuer shall not be required to file any Shelf Registration Statement, amendment or supplement thereto, or request acceleration of effectiveness thereof, and may suspend the use of any Shelf Registration Statement and any related prospectus, during the period beginning on the date that is fifteen (15) days prior to, and ending on the date that is two (2) Business Days following, the filing by the Issuer of its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for the applicable fiscal quarter or fiscal year. Any deferral or suspension pursuant to this Section 1(b) shall be in addition to, and shall not be deemed to be a utilization of, the Issuer’s deferral and suspension rights set forth in Section 1(a) or under Section 1(f).

(c)    Obligations of the Issuer. Whenever required to effect a Shelf Registration pursuant to this Section 1, the Issuer shall, as expeditiously as reasonably practicable:

(i)     prepare and file with the Commission a Shelf Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Shelf Registration Statement to become effective, and keep such Shelf Registration Statement continuously effective until the earlier of (A) such time as all Registrable Securities registered thereunder have been sold, and (B) such time as all Registrable Securities covered thereby may be sold without restriction under SEC Rule 144;

(ii)   prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith, and use its reasonable best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement;

(iii)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)     use its reasonable best efforts to register or qualify the securities covered by such Shelf Registration Statement under such other securities or “blue sky” laws of such states and jurisdictions as shall be reasonably requested by the Holders; provided that the Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction unless already subject thereto;

(v)   notify each selling Holder, promptly after the Issuer receives notice thereof, of (A) the time when such Shelf Registration Statement has been declared effective or a supplement to any prospectus forming a part thereof has been filed, (B) any request by the Commission that the Issuer amend or supplement such Shelf Registration Statement or prospectus, and (C) the happening of any event as a result of which the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare and file such amendments and supplements as may be required on account of such event; and

(vi)     apply for listing and use its reasonable best efforts to list the Registrable Securities being registered on any national securities exchange on which such class of the Issuer’s equity securities is then listed.

(d)   Furnish Information. It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Section 1 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Issuer such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably requested by the Issuer in connection with such Shelf Registration.

(e)    Expenses. The Issuer shall bear and pay all expenses incurred in connection with any Shelf Registration pursuant to this Section 1, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Issuer and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be registered (up to a maximum amount of $15,000).

(f)     Suspension. Notwithstanding anything herein to the contrary, the Issuer may suspend the use of any Shelf Registration Statement and any related prospectus if the Issuer shall have furnished to the Holders of Registrable Securities included on such Shelf Registration Statement a certificate signed by the Chief Executive Officer of the Issuer stating that, in the good faith judgment of the Board (as evidenced by a written resolution of the Board), because of valid business reasons (including, without limitation, any proposal or plan of the Issuer or any of its subsidiaries to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other transaction, or because of required disclosure or filings with the Commission), it is in the best interests of the Issuer to suspend such use, and prior to suspending such use the Issuer provides the affected Holders with written notice of such suspension (which notice need not specify the nature of the event giving rise to such suspension); provided that (A) no single suspension period under this provision shall exceed forty-five (45) days, (B) the aggregate number of days during which the Issuer may exercise any combination of deferral and suspension rights under this Section 1 shall not exceed ninety (90) days in any twelve (12)-month period, and (C) the Issuer shall not be permitted to exercise any such right more than twice in any twelve (12)-month period. Upon receipt of such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing by the Issuer that the related prospectus may be used, which notice the Issuer agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension. Each such Holder shall keep confidential any communications received by it from the Issuer regarding the suspension of the use of a Shelf Registration Statement and related prospectus (including the fact of the suspension), except as required by applicable law.

(g)   Indemnification and Contribution.

(i)     To the extent permitted by law, the Issuer will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, legal counsel and accountants for each such Holder, and each Person, if any, who controls such Holder or other aforementioned Person within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement (including any preliminary or final prospectus contained therein or any amendments or supplements thereto) or any issuer information (as defined in Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act; (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of any prospectus, not misleading; or (C) any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act or any state or federal securities law; provided, however, that the Issuer shall not be liable to a Holder to the extent that such loss, claim, damage or liability arises out of or is based upon a statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder expressly for use therein. The Issuer will promptly reimburse each such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. The indemnity agreement contained in this Section 1(g)(i) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (A) a Violation that occurs in reliance upon and in conformity with written information furnished to the Issuer expressly for use in such registration by or on behalf of such Holder or (B) in the case of a sale directly by a Holder of Registrable Securities, an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final, amended or supplemented prospectus (including a free writing prospectus) delivered to such Holder a reasonable period of time prior to the time of such sale, and such Holder failed to deliver a copy of such final, amended or supplemented prospectus (including a free writing prospectus) at or prior to the time of sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which the delivery of such final, amended or supplemented prospectus (including a free writing prospectus) would have eliminated such loss, claim, damage or liability

(ii)   Each Holder that includes any Registrable Securities in any Shelf Registration Statement will furnish to the Issuer in writing such information as the Issuer reasonably requests for use in connection with any such Shelf Registration Statement or prospectus and agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the registration statement, and each Person, if any, who controls the Issuer within the meaning of the Securities Act, each other selling Holder and each Person, if any, who controls a selling Holder within the meaning of the Securities Act against any losses, claims, damages, or liabilities (joint or several) to which the Issuer or any such director, officer, Holder or controlling Person may become subject, under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder expressly for use in such registration, and each such Holder will promptly reimburse any legal or other expenses reasonably and actually incurred by the Issuer or any such director, officer, Holder or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action, as incurred; provided, however, that the liability of any Holder hereunder shall be limited to the proceeds from the offering received by such Holder (net of any underwriting discounts, commissions or other selling expenses); and provided, further, that the indemnity agreement contained in this Section 1(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed), nor, in the case of a sale directly by the Issuer of its securities (including a sale of such securities through any underwriter retained by the Issuer to engage in a distribution solely on behalf of the Issuer), shall the Holder be liable to the Issuer in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final, amended or supplemented prospectus (including a free writing prospectus), and the Issuer or such underwriter failed to deliver a copy of such final, amended or supplemented prospectus (including a free writing prospectus) at or prior to the time of sale of the securities to the Person asserting any such loss, claim, damage or liability and the delivery of such final, amended or supplemented prospectus (including a free writing prospectus) would have eliminated such loss, claim, damage or liability. The obligations of the Holders hereunder are several, not joint.

(iii)    Promptly after receipt by an indemnified party under this Section 1(g) of notice of the commencement of any action (including any governmental action) for which the party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1(g) to the extent, and only to the extent, of such prejudice.

(iv)     In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any indemnified party exercising rights under this Agreement, or any controlling Person of any such indemnified party, makes a claim for indemnification pursuant to this Section 1(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1(g) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such indemnifying party or any such controlling Person in circumstances for which indemnification is provided under this Section 1(g), then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damages or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damages or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any other amounts paid by such Holder pursuant to this Section 1(g), shall exceed the aggregate net proceeds received by such Holder in the offering out of which such loss, liability, claim, damage or expense arose. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, in no event shall such Holder’s liability pursuant to this Section 1(g)(iv), when combined with any amounts paid or payable by such Holder pursuant to Section 1(g)(ii), exceed proceeds received by such Holder from the offering out of which the loss, liability, claim, damage or expense arose (net of any underwriting discounts, commissions or other selling expenses)

(h)   Reports Under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Issuer to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a Shelf Registration Statement on Form S-3, the Issuer shall use its reasonable best efforts to:

(i)     make and keep adequate public information available, as those terms are understood and defined in SEC Rule 144, for so long as the Issuer is subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act;

(ii)   take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities; and

(iii)    file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act.

(i)     Termination of Registration Rights. The registration obligations of the Issuer pursuant to this Section 1 shall terminate with respect to any Holder on the first date upon which all of the remaining Registrable Securities then held or issuable to such Holder (together with any Affiliate of such Holder) could be sold without restriction under SEC Rule 144.

2.      ROFO Rights.

(a)    Sale of New Securities. Subject to the terms and conditions of this Section 2, each Purchaser shall have the right to purchase up to its pro rata share (based on its beneficial ownership of the then-outstanding Class A Common Stock on a fully diluted basis) of all issuances of equity or securities convertible into, exercisable for, or exchangeable for equity in the Issuer from the Closing Date to the earliest of (i) the third (3rd) anniversary of the date of the Closing Date, (ii) the date such Purchaser and its Affiliates collectively beneficially own less than three percent (3.0%) of the shares of Class A Common Stock purchased by such Purchaser pursuant to this Agreement, and (iii) the consummation of a Change of Control (as defined below), if at any time or from time to time after the Closing Date, the Issuer makes any public or non-public offering of any equity securities (including Class A Common Stock or preferred shares, options or debt that is convertible into, exercisable for, or exchangeable for equity securities or that includes an equity component, such as an “equity” kicker, including any hybrid security) (any such security, a “New Security”)) for cash (other than (i) pursuant to the granting of employee equity awards, in each case in the ordinary course of equity compensation awards or stock purchase plans or dividend reinvestment plans, (ii) issuances for the purposes of consideration in acquisition transactions, (iii) issuances of Class A Common Stock pursuant to at-the-market offering, equity line of credit and similar programs, (iv) issuances in connection with any rights offering to all stockholders of the Issuer on a pro-rata basis, (v) issuances upon the conversion, exchange or exercise of any outstanding convertible securities, warrants or options existing as of the date hereof or issued after the date hereof in compliance with this Agreement, (vi) issuances pursuant to the Equity Interest Payment Agreement between the Issuer and the Affiliates of Atlas or (v) issuances pursuant to the Sponsor Incentive (as defined in the Other Investor Rights Agreements). Each Purchaser shall be afforded the opportunity to acquire from the Issuer for the same price and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its then proportionate Class A Common Stock-equivalent interest. The amount of New Securities that each Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (A) the total number of such offered shares of New Securities by (B) a fraction, the numerator of which is the number of shares of Class A Common Stock beneficially owned by such Purchaser, and the denominator of which is the number of shares of Class A Common Stock then outstanding on a fully diluted basis (including, for the avoidance of doubt, all shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock). For purposes of this Section 2, “Change of Control” means any merger, consolidation, sale of all or substantially all of the Issuer’s assets, or any other transaction or series of related transactions as a result of which any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than any Purchaser and its Affiliates acquires beneficial ownership of more than fifty percent (50%) of the combined voting power of the Issuer’s then-outstanding securities.

(b)   Notice. In the event the Issuer proposes to offer New Securities, it shall deliver to each Purchaser a written notice describing in reasonable detail the material terms of the proposed offering, including the type of securities proposed to be sold, the aggregate amount sought to be raised, the aggregate amount that such Purchaser has the right to purchase, the anticipated pricing methodology, the anticipated closing timeline and the other material terms upon which the Issuer proposes to offer the same, no later than ten (10) business days prior to the commencement of such offer or sale, as the case may be, or six (6) business days prior to the commencement of such offer in the case of an underwritten public offering of Class A Common Stock or preferred shares on an “overnight” or equivalent expedited offering (an “Expedited Offering”). Each Purchaser shall have seven (7) business days (four (4) business days in the case of an Expedited Offering) from the date of receipt of such a notice to notify the Issuer in writing that it intends to exercise such purchase rights and as to the amount of New Securities such Purchaser desires to purchase. Such notice shall constitute a non-binding indication of interest to purchase the amount of New Securities so specified at the price and other terms set forth in the Issuer’s notice to it. The failure of a Purchaser to respond within such seven (7) business day period (or four (4) business day period in the case of an Expedited Offering) shall be deemed to be a waiver of the rights under this Section 2 only with respect to the offering described in the applicable notice.

(c)    Purchase Mechanism. If rights are exercised pursuant to this Section 2, the closing of the purchase of the New Securities with respect to which such right has been exercised shall occur simultaneously with the closing of the applicable offering or as promptly as practicable thereafter, subject to receipt of any required regulatory or stockholder approval. The Issuer may consummate the applicable offering before any Purchaser’s purchase if delaying the offering would reasonably be expected to adversely affect the Issuer or the financing, in which case the Issuer shall use reasonable best efforts to provide such Purchaser with a post-closing opportunity to purchase its applicable portion of the New Securities on the same terms, to the extent permitted by applicable law and listing standards of The Nasdaq Stock Market or the national securities exchange on which the Issuer’s Class A Common Stock is then listed. The Issuer and each Purchaser agree to use their reasonable best efforts to secure any regulatory or other consents or stockholder approval, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d)   Failure of Purchase. In the event rights provided in this Section 2 are not exercised within the prescribed period or, if so exercised, any Purchaser is unable to consummate such purchase within the time period specified in Section 2(c) above, the Issuer shall thereafter be entitled during the period of sixty (60) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 2 or that any Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price per security not less than the price specified in the Issuer’s notice to each Purchaser and on terms not materially more favorable to the purchasers thereof than those set forth in such notice. In the event the terms upon which the New Securities are proposed to be offered to third parties are materially more favorable to such third parties than those specified in the Issuer’s notice to any Purchaser, the Issuer shall promptly provide written notice to such Purchaser of such revised terms, and such Purchaser shall have seven (7) business days following receipt of such notice to elect to purchase up to its pro rata share of the New Securities at such revised, more favorable terms. If any Purchaser elects to participate, the closing shall occur simultaneously with, or promptly following, the closing with such third parties. If such Purchaser does not elect to participate within such seven (7) business day period, the Issuer may proceed to sell the New Securities to such third parties on such revised terms without any further obligation to such Purchaser with respect to such offering. In the event the Issuer has not sold the New Securities or entered into an agreement to sell the New Securities within the sixty (60) day period specified above (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Issuer shall not thereafter offer, issue or sell such New Securities without first offering such securities to each Purchaser in the manner provided above.

3.      Certain Defined Terms. Except as otherwise provided in this Exhibit B and this Agreement, the capitalized terms set forth below shall have the following meanings:

(a)    “Commission” means the United States Securities and Exchange Commission.

(b)   “Form S-1” means such form under the Securities Act as in effect on the date hereof or any similar registration form under the Securities Act subsequently adopted by the Commission.

(c)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any similar registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Issuer with the Commission.

(d)   “Holder” means any holder of Registrable Securities, including any Purchaser.

(e)    “Registrable Securities” means (i) the shares of Class A Common Stock purchased by the Purchasers (or their respective Affiliates or permitted transferees) pursuant to this Agreement (the “Purchased Shares”), (ii) any shares of Class A Common Stock issued or issuable as a dividend or other distribution with respect to the Purchased Shares, and (iii) any shares of Class A Common Stock issued in exchange for or in replacement of the securities described in clauses (i) or (ii) by reason of any stock split, stock dividend, reclassification, recapitalization, merger, consolidation or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities may be sold without restriction pursuant to SEC Rule 144.

(f)     “SEC Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

(g)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(h)   “Shelf Registration” means a registration on a Shelf Registration Statement under Rule 415 promulgated under the Securities Act.

(i)     “Shelf Registration Statement” means a registration statement on Form S-3 (or, if Form S-3 is not then available to the Issuer, Form S-1) effecting a Shelf Registration.

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